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                                                                    EXHIBIT 23.1


[GILBERT
LAUSTSEN
JUNG        Gilbert Laustsen Jung
LOGO]       Associates Ltd. Petroleum Consultants
            4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2
            (403) 266-9500   Fax(403) 262-1855


                               LETTER OF CONSENT



TO:  IVANHOE ENERGY INC.



Dear Sir:

We hereby consent to the inclusion in the Form 10-K of Ivanhoe Energy Inc. for 2003, of our report dated March 4, 2004 on oil and gas reserves of Ivanhoe Energy Inc. and its subsidiaries.


                                              Yours very truly,

                                              GILBERT LAUSTSEN JUNG
                                              ASSOCIATES LTD.


                                              /s/ Wayne W. Chow
                                              ----------------------------------
                                              Wayne W. Chow, P.Eng.
                                              Vice-President

Dated: March 4, 2004
Calgary, Alberta
CANADA